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                                                                   EXHIBIT 10.12
                             HYDRALITE INCORPORATED
                            2068 COUNTRY CLUB DRIVE
                        DOYLESTOWN, PENNSYLVANIA  18901



                                                                   April 9, 1994



Dr. Patrick Nettles
432 Rinconada Court
Los Altos, CA  94022

                         Re:      Employment Agreement

Dear Dr. Nettles:

                 We refer to the Preferred Stock Purchase Agreement dated concurrently herewith (the "Purchase Agreement") among Hydralite Incorporated (the "Company"), the investors named therein and, as to certain provisions thereof, David Huber and you.

                 This will confirm our understanding as to the terms of your employment by the Company in connection with the closing (the "Closing") of the transactions contemplated by the Purchase Agreement:

                 1. Positions. You will be employed as the President and Chief Executive Officer of the Company.

                 2. Compensation. Your initial base salary shall be at the annual rate of $135,000, subject to increase at the discretion of the Board of Directors of the Company, and will be payable in accordance with the Company's policies for its senior executives.

                 3. Benefits. The Company will use its best efforts to cause the Board of Directors to adopt promptly a benefits and bonus package for the Company's key employees, including you, as determined in good faith by the Board.

                 4. Severance. (a) In the event that the Company shall terminate you as an employee other than for "cause" (as such term is hereinafter defined), you will be entitled to receive an amount equal to your monthly base salary as of the date of such termination, payable monthly until the earlier to occur of (i) six months from the date of termination and
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(ii) your commencing employment, or a substantially full-time consulting position, with another person or entity other than the Company. You will also be entitled to be continue to receive all medical and life insurance benefits that you were receiving at the time of such termination, for such period.

                          (b)     If you are terminated for cause, you shall
receive only your base salary owing to you through the date of termination and shall not be entitled to any additional payments from the Company.

                          (c)     For purposes of this agreement, the term
"cause" shall mean (i) an act of gross misconduct you in connection with the performance of your duties hereunder; or (ii) the commission by you of a felony, as evidenced by a felony conviction; or (iii) the commission by you of any act of fraud, misappropriation of funds or embezzlement in connection with your employment hereunder.

                 5. Release. You agree that, in consideration of the severance payment to be made to you under paragraph 4(a) of this letter agreement, you will execute the general release annexed hereto as Annex A, which you understand is a condition to your receiving such payment.

                 6. Miscellaneous. You expressly acknowledge that you are an employee-at-will of the Company.

                 (a) This agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and there are no other terms or agreements with respect to your employment by the Company.

                 (b) This letter agreement will be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of law.
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                 Please acknowledge your understanding of, and agreement with, the foregoing by signing your name in the space indicated below, whereupon this letter agreement will become a binding agreement upon the parties.

                                                   Very truly yours,

                                                   HYDRALITE INCORPORATED



                                                   By: /s/ DAVID R. HUBER
                                                      --------------------------
                                                        Name: David R. Huber
                                                             -------------------
                                                            Title: President
                                                                  --------------


Agreed to and acknowledged as of
the date first written above:



/s/ PATRICK H. NETTLES
---------------------------------
Patrick Nettles